Exhibit 23


                     INDEPENDENT AUDITORS' CONSENT



	We consent to the incorporation by reference in Registration Statements No. 2-77747 and No. 33-43042 of Speizman Industries, Inc. on Form S-8 of our report dated September 1, 1995, appearing in this Annual Report on Form 10-K of Speizman Industries, Inc. for the year ended July 1, 1995.


							BDO SEIDMAN



Charlotte, North Carolina
September 1, 1995


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